Exhibit 10.2
SECOND AMENDMENT
OF BENEFIT EQUALIZATION PLAN OF ZIMMER HOLDINGS, INC.
AND ITS SUBSIDIARY OR AFFILIATE CORPORATIONS PARTICIPATING IN THE
ZIMMER HOLDINGS, INC. RETIREMENT INCOME PLAN OR THE
ZIMMER PUERTO RICO RETIREMENT INCOME PLAN
               This Second Amendment of Benefit Equalization Plan of Zimmer Holdings, Inc. and Its Subsidiary or Affiliate Corporations Participating in the Zimmer Holdings, Inc. Retirement Income Plan or the Zimmer Puerto Rico Retirement Income Plan (the “Plan”) is adopted by Zimmer Holdings, Inc. (the “Company”).
Background
               A.      The Plan was established by the Company effective August 6, 2001, and has been amended once.
               B.      The Company now wishes to again amend the Plan.
Amendment
               1.      Effective as of May 1, 2006, Paragraph IV.F is hereby deleted in its entirety from the terms of the Plan.
               2.      Effective May 1, 2006, a new Paragraph IV.G is added to the Plan and shall read as follows:
               G.      (1)      Subject to the terms of this Plan, as amended from time to time, for purposes of calculating the pension benefits of Jon E. Kramer (“Kramer”) under Paragraphs IV.A through C, Kramer will be entitled to receive a supplemental pension benefit under this Plan determined as if (a) Kramer was entitled to the Retirement Income Plan’s early retirement subsidies when he commenced his Retirement Income Plan benefits on or after age 55, and (b) Kramer was credited with an additional 7.82 years of credited service with the Company as of the Trigger Date as defined in Paragraph G(2) below.

                         (2)      Kramer shall be eligible for benefits under Paragraph G(1) upon the earliest to occur of:
(i)	December 31 2008;

(ii)	his total disability;

(iii)	his death; or

(iv)	his entitlement to benefits under the Change of Control Agreement between Kramer and the Company, as amended for Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)
(the “Trigger Date”).
                         (3)      If the Company terminates Kramer prior to December 31, 2008, without cause, then he shall be eligible for the benefit under Paragraph G(1); provided, however, that the 7.82 years of credited service shall be prorated by dividing the number of complete calendar months worked by Kramer for the Company since May 1, 2006 by 32.
                         (4)      Notwithstanding any of the foregoing, Kramer shall not be eligible for any additional benefit under this Paragraph G if:
                         (a)      Kramer’s employment terminates before December 31, 2008 for any reason, including, without limitation, termination by the Company for gross misconduct, insubordination or willful failure to perform the duties assigned by the Company’s management, unless specifically provided otherwise under Paragraph G(2) or G(3) above;
                         (b)      Kramer violates the terms of any applicable non-disclosure, non-competition or non-solicitation agreement with the Company; or
                         (c)      Kramer fails to execute a general release in a form satisfactory to the Company upon his termination.
                         (5)      If, after termination of Kramer’s employment, facts are disclosed or discovered pursuant to which the Company determines that Kramer engaged in gross misconduct while employed by the Company or that Kramer violated the terms of any applicable non-disclosure, non-competition or non-

solicitation agreement with the Company, then any additional benefits attributable to the provisions of this Paragraph G shall cease immediately. Further, if any benefits attributable to the provisions of this Paragraph G were paid to Kramer before such facts were discovered or disclosed, then Kramer shall repay the Company the gross sum of all such benefits attributable to this Paragraph G and paid to him within 15 days of written demand by the Company.
                         (6)      In the event Kramer does not become entitled to benefits under this Paragraph G, benefits shall be determined in accordance with the terms of the Plan as if this Paragraph G had not been effectuated.
                         (7)      The benefits provided under this Paragraph G shall not be construed or deemed to be a modification of Kramer’s benefits and rights as in effect on October 3, 2004, but shall be considered the grant of a new benefit, subject to and administered in accordance with Section 409A of the Code. The Company shall maintain adequate records to identify the portion of benefits accrued prior to December 31, 2004, and the portion accrued thereafter.
           Zimmer Holdings, Inc. has caused this Second Amendment to Benefit Equalization Plan of Zimmer Holdings, Inc. and its Subsidiary or Affiliate Corporations participating in the Zimmer Holdings, Inc. Retirement Income Plan or the Zimmer Puerto Rico Retirement Income Plan to be signed by its duly authorized officers this 1st day of May, 2006.

ZIMMER HOLDINGS, INC.

By:	/s/ Sam R. Leno

Sam R. Leno
Executive Vice President, Finance
and Corporate Services and Chief
Financial Officer

By:	/s/ Renee P. Rogers, Ph.D.

Renee P. Rogers, Ph.D.
Vice President, Global Human Resources